UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 7, 2025 (Date of earliest event reported)

NOVAGOLD RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

201 South Main, Suite 400, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip Code)

(801) 639-0511

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NG	NYSE American Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2025, NovaGold Resources Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters listed on Schedule II thereto (the “Underwriters”), related to a public offering (the “Offering”) of 47,850,000 of the Company’s common shares.

In addition, the Company granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase up to 7,177,500 of additional common shares of the Company.

The net proceeds from the Offering are expected to be approximately $169.7 million, or approximately $195.2 million if the option is exercised in full by the Underwriters, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds from this Offering to fund the Company’s obligation to purchase certain membership interests under the Acquisition Agreement dated April 22, 2025, and to use the remaining net proceeds, if any, for general corporate purposes including updating the feasibility study. The Offering is expected to close on May 9, 2025, subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-286696), filed with the Securities and Exchange Commission (the “Commission”) and declared effective on April 23, 2025, as supplemented by a prospectus supplement dated May 7, 2025. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein.

Concurrently with the Offering, the Company entered into a concurrent private placement offering (the “Concurrent Private Placement”) of 17,173,853 common shares at a price equal to the public offering price for aggregate gross proceeds of approximately $64.4 million with two of our major investors, including Electrum Strategic Resources L.P. and Kopernick Global Investors, LLC (each a "Placement Investor"). The Company entered into a Subscription Agreement dated May 7, 2025 (the “Subscription Agreement”) with each of the Placement Investors setting out the terms of the Concurrent Private Placement, which is expected to include similar resale registration rights as currently contained in the Backstop Agreement the Company entered into on April 22, 2025. The Company anticipates using the net proceeds of the Concurrent Private Placement for the same purposes as the Offering. The closing of the Concurrent Private Placement is expected to close at the same time or shortly after the Offering. The consummation of the Offering is not contingent upon the consummation of the Concurrent Private Placement, and the consummation of the Concurrent Private Placement is not contingent upon the consummation of the Offering.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. A copy of the opinion of Blake, Cassels & Graydon LLP is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On May 7, 2025, the Company issued a press release entitled “NOVAGOLD Prices $179 Million Underwritten Upsized Public Offering of Common Shares”, attached hereto as Exhibit 99.1.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated as of May 7, 2025
5.1	Opinion of Blake, Cassels & Graydon LLP
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.2	Qualified Person Consent of Wood Canada Limited for report titled “S-K 1300 Technical Report Summary on the Donlin Gold Project, Alaska, USA” dated November 30, 2021
99.1	Press Release of NOVAGOLD dated May 7, 2025 entitled “NOVAGOLD Prices $179 Million Underwritten Upsized Public Offering of Common Shares”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2025	NOVAGOLD RESOURCES INC.

	By:	/s/ Peter Adamek
Peter Adamek
Vice President and Chief Financial Officer